Exhibit 99.1

MALIBU BOATS, INC. ANNOUNCES THIRD QUARTER FISCAL 2019 RESULTS
Loudon, TN - May 9, 2019 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the third quarter ended March 31, 2019.
Highlights for the Third Quarter of Fiscal Year 2019

•	Net sales increased 42.4% to $199.9 million compared to the third quarter of fiscal year 2018.

•	Unit volume increased 17.2% to 2,094 boats compared to the third quarter of fiscal year 2018.

•	Net sales per unit increased 21.4% to $95,472 per unit compared to the third quarter of fiscal year 2018.

•	Gross profit increased 36.7% to $49.7 million compared to the third quarter of fiscal year 2018.

•	Net income increased 32.2% to $22.2 million, or $1.01 per share compared to the third quarter of fiscal year 2018.

•	Adjusted EBITDA increased 32.4% to $37.8 million compared to the third quarter of fiscal year 2018.

•	Adjusted fully distributed net income increased 29.2% to $25.0 million compared to the third quarter of fiscal year 2018.

•
Adjusted fully distributed net income per share increased 29.2% to $1.15 on a fully distributed weighted average share count of 21.9 million shares of Class A Common Stock as compared to the third quarter of fiscal year 2018.

“We reported another quarter of superior results driven by strength across all four of our brands, as well as our ongoing commitment to delivering exceptional operational execution. Our ability to acquire great brands, integrate them, and drive increased value continues to be a substantial contributor in driving our results. The boat show activity earlier this year was strong, producing great year-over-year growth in orders. In particular, our Model Year 2019 products and innovations continue to be very well received by both customers and dealers. In addition, our dealer inventories remain at appropriate levels as we enter the prime retail selling season which reinforces our confidence in the current and summer seasons,” commented Jack Springer, Chief Executive Officer of Malibu Boats, Inc. “From an operational standpoint, the Pursuit integration is progressing smoothly and we are working diligently to expand our production capacity. We also remain on track with our vertical integration initiatives to bring our Malibu Monsoon engines to 100% of our Malibu and Axis boats by fiscal year 2020.”
“As we look ahead to the end of our fiscal year, we remain incredibly optimistic about the U.S. marine market. I could not be prouder of our team, which continues to plan and execute flawlessly. We remain well-positioned to drive strong sales growth, expand profitability, and deliver increased value to our shareholders,” concluded Mr. Springer.

Exhibit 99.1

Results of Operations for the Third Quarter of Fiscal Year 2019 (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018

	(In thousands, except unit and per unit data)
Net sales	$199,918	$140,429	$489,194	$358,343
Cost of sales	150,196	104,066	370,656	271,541
Gross profit	49,722	36,363	118,538	86,802
Operating expenses:
Selling and marketing	5,273	3,263	13,372	9,974
General and administrative	12,324	7,862	32,527	22,371
Amortization	1,563	1,291	4,381	3,903
Operating income	30,562	23,947	68,258	50,554
Other expense, net:
Other income, net	(712)	(17)	(746)	(27,753)
Interest expense	1,750	923	4,765	4,136
Other (income) expense, net	1,038	906	4,019	(23,617)
Income before provision for income taxes	29,524	23,041	64,239	74,171
Provision for income taxes	7,321	6,245	15,023	56,545
Net income	22,203	16,796	49,216	17,626
Net income attributable to non-controlling interest	1,104	1,124	2,562	2,452
Net income attributable to Malibu Boats, Inc.	$21,099	$15,672	$46,654	$15,174

Unit volumes	2,094	1,786	5,370	4,584
Net sales per unit	$95,472	$78,628	$91,098	$78,173
Comparison of the Third Quarter Ended March 31, 2019 to the Third Quarter Ended March 31, 2018
Net sales for the three months ended March 31, 2019 increased $59.5 million, or 42.4%, to $199.9 million as compared to the three months ended March 31, 2018. Unit volume for the three months ended March 31, 2019, increased 308 units, or 17.2%, to 2,094 units as compared to the three months ended March 31, 2018.
Net sales attributable to our Malibu U.S. segment increased $15.9 million, or 18.6%, to $101.6 million for the three months ended March 31, 2019, compared to the three months ended March 31, 2018. Unit volumes attributable to our Malibu U.S. segment increased 124 units for the three months ended March 31, 2019, compared to the three months ended March 31, 2018. The increase in net sales and unit volume for Malibu U.S. was driven primarily by strong demand for new models and optional features, which led to a higher net sales per unit for Malibu and Axis models. Net sales was also impacted by year-over-year price increases on all of our Malibu and Axis models.
Net sales from our Cobalt segment increased $6.1 million, or 12.3%, to $56.0 million for the three months ended March 31, 2019, compared to the three months ended March 31, 2018. Unit volumes attributable to Cobalt increased 30 units for the three months ended March 31, 2019 compared to the three months ended March 31, 2018. The increase in Cobalt net sales and unit volume was driven primarily by strong demand for our R series models. Net sales was also impacted by year-over-year price increases on all of our Cobalt models.
Since our acquisition of Pursuit on October 15, 2018, net sales and unit volume contributed by Pursuit were $36.5 million and 143 units, respectively, for the three months ended March 31, 2019.
Net sales from our Malibu Australia segment increased $1.0 million, or 20.6%, to $5.8 million for the three months ended March 31, 2019, compared to the three months ended March 31, 2018.

Exhibit 99.1

Overall consolidated net sales per unit increased 21.4% to $95,472 for the three months ended March 31, 2019, compared to the three months ended March 31, 2018. Net sales per unit for our Malibu U.S. segment increased 6.7% to $82,401 for the three months ended March 31, 2019, compared to the three months ended March 31, 2018, driven by strong demand for new models and optional features and year-over-year price increases. Net sales per unit for our Cobalt segment increased 7.0% to $86,885 for the three months ended March 31, 2019, compared to the three months ended March 31, 2018, driven by a favorable mix of R series models which have a higher average selling price as well as year-over-year price increases. Net sales per unit for Pursuit for the three months ended March 31, 2019 was $254,951.
Cost of sales for the three months ended March 31, 2019 increased $46.1 million, or 44.3%, to $150.2 million as compared to the three months ended March 31, 2018. The increase in cost of sales was driven primarily by incremental costs contributed by Pursuit since its acquisition in October 2018 and an increase in unit volumes at our Malibu U.S. and Cobalt businesses.
Gross profit for the three months ended March 31, 2019 increased $13.4 million, or 36.7%, to $49.7 million compared to the three months ended March 31, 2018. The increase in gross profit was due mainly to higher unit volumes. Gross margin for the three months ended March 31, 2019 decreased 100 basis points from 25.9% to 24.9% over the same period in the prior fiscal year primarily due to the integration of Pursuit. Our gross margins increased year-over-year for our comparable businesses primarily as a result of our operational efficiency initiatives.
Selling and marketing expenses for the three month period ended March 31, 2019, increased $2.0 million or 61.6% compared to the three months ended March 31, 2018 due primarily to the incremental expenses incurred as a result of the acquisition of Pursuit. As a percentage of sales, selling and marketing expenses increased 30 basis points compared to the same period in the prior fiscal year. General and administrative expenses for the three months ended March 31, 2019, increased $4.5 million, or 56.8%, to $12.3 million as compared to the three months ended March 31, 2018, largely due to incremental general and administrative expenses attributable to Pursuit, integration related expenses for our acquisition of Pursuit and higher legal expenses related to intellectual property litigation. As a percentage of sales, general and administrative expenses increased 60 basis points to 6.2% for the three months ended March 31, 2019 compared to the three months ended March 31, 2018. Amortization expense for the three month period ended March 31, 2019, increased $0.3 million, or 21.1% to $1.6 million compared to the three months ended March 31, 2018 due to additional amortization expense related to intangibles acquired as part of the Pursuit acquisition.
Operating income for the third quarter of fiscal year 2019 increased to $30.6 million from $23.9 million in the third quarter of fiscal year 2018. Net income for the third quarter of fiscal year 2019 increased 32.2% to net income of $22.2 million from $16.8 million and net income margin decreased to 11.1% from 12.0% in the third quarter of fiscal year 2018. Adjusted EBITDA in the third quarter of fiscal year 2019 increased 32.4% to $37.8 million from $28.5 million, while Adjusted EBITDA margin decreased to 18.9% from 20.3% in the third quarter of fiscal year 2018.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss third quarter fiscal year 2019 results on Thursday, May 9, 2019, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #9377984. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats Inc. is the commanding market leader in the performance sport boat category through its Malibu and Axis Wake Research boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand

Exhibit 99.1

and in a leading position in the offshore fishing boat market with its Pursuit brand. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this press release regarding our confidence in the current and summer selling seasons, our expectation to bring our Malibu Monsoon engines to 100% of our Malibu and Axis boats by fiscal year 2020, our optimism about the U.S. marine market and our belief that we are well-positioned to drive strong sales growth, expand profitability and deliver increased value to our shareholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the impact of our recent acquisition of the assets of Pursuit; our ability to grow our business through acquisitions or strategic alliances and new partnerships; general industry, economic and business conditions; demand for our products; changes in consumer preferences; competition within our industry; our reliance on our network of independent dealers; our ability to manage our manufacturing levels and our large fixed cost base; the successful introduction of our new products; the success of our engines integration strategy; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, acquisition and integration related expenses, non-cash compensation expense, expenses related to our engine development initiative and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structures, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital

Exhibit 99.1

structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our net income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".
Investor Contacts
Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net sales	$199,918	$140,429	$489,194	$358,343
Cost of sales	150,196	104,066	370,656	271,541
Gross profit	49,722	36,363	118,538	86,802
Operating expenses:
Selling and marketing	5,273	3,263	13,372	9,974
General and administrative	12,324	7,862	32,527	22,371
Amortization	1,563	1,291	4,381	3,903
Operating income	30,562	23,947	68,258	50,554
Other (income) expense, net:
Other income, net	(712)	(17)	(746)	(27,753)
Interest expense	1,750	923	4,765	4,136
Other (income) expense, net	1,038	906	4,019	(23,617)
Income before provision for income taxes	29,524	23,041	64,239	74,171
Provision for income taxes	7,321	6,245	15,023	56,545
Net income	22,203	16,796	49,216	17,626
Net income attributable to non-controlling interest	1,104	1,124	2,562	2,452
Net income attributable to Malibu Boats, Inc.	$21,099	$15,672	$46,654	$15,174

Comprehensive income:
Net income	$22,203	$16,796	$49,216	$17,626
Other comprehensive income (loss), net of tax:
Change in cumulative translation adjustment	99	(268)	(672)	(34)
Other comprehensive income (loss), net of tax	99	(268)	(672)	(34)
Comprehensive income, net of tax	22,302	16,528	48,544	17,592
Less: comprehensive income attributable to non-controlling interest, net of tax	1,111	1,104	2,527	2,464
Comprehensive income attributable to Malibu Boats, Inc., net of tax	$21,191	$15,424	$46,017	$15,128

Weighted average shares outstanding used in computing net income per share:
Basic	20,901,547	20,544,488	20,805,912	20,050,958
Diluted	21,007,933	20,657,010	20,943,548	20,135,064
Net income available to Class A Common Stock per share:
Basic	$1.01	$0.76	$2.24	$0.76
Diluted	$1.01	$0.76	$2.23	$0.76

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	March 31, 2019	June 30, 2018
Assets
Current assets
Cash	$15,489	$61,623
Trade receivables, net	38,811	24,625
Inventories, net	74,043	44,268
Prepaid expenses and other current assets	4,979	3,298
Income tax receivable	137	100
Total current assets	133,459	133,914
Property, plant and equipment, net	61,515	40,845
Goodwill	51,474	32,230
Other intangible assets, net	147,655	94,221
Deferred tax asset	62,078	64,105
Other assets	251	453
Total assets	$456,432	$365,768
Liabilities
Current liabilities
Accounts payable	$31,815	$24,349
Accrued expenses	46,232	35,685
Income taxes and tax distribution payable	1,067	1,420
Payable pursuant to tax receivable agreement, current portion	3,932	3,932
Total current liabilities	83,046	65,386
Deferred tax liabilities	232	341
Payable pursuant to tax receivable agreement, less current portion	53,082	51,114
Long-term debt	128,769	108,487
Other long-term liabilities	1,405	569
Total liabilities	266,534	225,897
Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,851,097 shares issued and outstanding as of March 31, 2019; 20,555,348 issued and outstanding as of June 30, 2018	207	204
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 15 shares issued and outstanding as of March 31, 2019; 17 shares issued and outstanding as of June 30, 2018	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of March 31, 2019 and June 30, 2018	—	—
Additional paid in capital	112,286	108,360
Accumulated other comprehensive loss	(2,656)	(1,984)
Accumulated earnings	74,441	27,789
Total stockholders' equity attributable to Malibu Boats, Inc.	184,278	134,369
Non-controlling interest	5,620	5,502
Total stockholders’ equity	189,898	139,871
Total liabilities and stockholders' equity	$456,432	$365,768

Exhibit 99.1

MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net income	$22,203	$16,796	$49,216	$17,626
Provision for income taxes [1]	7,321	6,245	15,023	56,545
Interest expense	1,750	923	4,765	4,136
Depreciation	2,744	1,685	7,102	5,102
Amortization	1,563	1,291	4,381	3,903
Professional fees [2]	189	—	572	26
Acquisition and integration related expenses [3]	1,051	144	4,960	2,281
Stock-based compensation expense [4]	735	560	1,866	1,410
Engine development [5]	932	899	2,871	3,486
Adjustments to tax receivable agreement liability [6]	(707)	—	(707)	(27,702)
Adjusted EBITDA	$37,781	$28,543	$90,049	$66,813
Adjusted EBITDA margin	18.9%	20.3%	18.4%	18.6%

(1)
Provision for income taxes for the nine months ended March 31, 2018 reflects an increase to income tax expense of $47.2 million for the remeasurement of deferred taxes on the enactment date of the Tax Act adopted in December 2017 and deferred tax impact related to the reduction in the tax receivable agreement liability.

(2)
For the three and nine months ended March 31, 2019, represents legal and advisory fees related to our litigation with Skier's Choice, Inc. For the nine months ended March 31, 2018, represents legal and advisory fees related to our litigation with MasterCraft Boat Company, LLC ("MasterCraft") which was settled in May 2017.

(3)
For the three and nine months ended March 31, 2019, represents integration costs and legal and advisory fees incurred in connection with our acquisition of Pursuit on October 15, 2018. For the three and nine months ended March 31, 2018 represents integration costs and legal and advisory fees incurred in connection with our acquisition of Cobalt on July 6, 2017. Integration related expenses for the nine months ended March 31, 2019 include post-acquisition adjustments to cost of goods sold of $0.9 million for the fair value step up of Pursuit inventory acquired, most of which was sold during the second quarter of fiscal 2019. Integration related expenses for the nine months ended March 31, 2018 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of Cobalt inventory acquired, most of which was sold during the first quarter of fiscal 2018.

(4)
Represents equity-based incentives awarded to key employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(5)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(6)
For the three and nine months ended March 31, 2019 we recognized other income from an adjustment in our tax receivable agreement liability as a result of a decrease in the estimated tax rate used in computing our future tax obligations and in turn, a decrease in the future tax benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For the nine months ended March 31, 2018, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to pay under our tax receivable agreement with pre-IPO owners.

Exhibit 99.1

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$21,099	$15,672	$46,654	$15,174
Provision for income taxes [1]	7,321	6,245	15,023	56,545
Professional fees [2]	189	—	572	26
Acquisition and integration related expenses [3]	2,217	870	8,015	4,393
Fair market value adjustment for interest rate swap [4]	93	(137)	225	(340)
Stock-based compensation expense [5]	735	560	1,866	1,410
Engine development [6]	932	899	2,871	3,486
Adjustments to tax receivable agreement liability [7]	(707)	—	(707)	(27,702)
Net income attributable to non-controlling interest [8]	1,104	1,124	2,562	2,452
Fully distributed net income before income taxes	32,983	25,233	77,081	55,444
Income tax expense on fully distributed income before income taxes [9]	7,949	5,854	18,577	15,914
Adjusted fully distributed net income	$25,034	$19,379	$58,504	$39,530

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share: [10]	20,901,547	20,550,972	20,805,912	20,063,282
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [11]	838,496	1,073,830	896,808	1,165,750
Weighted-average unvested restricted stock awards issued to management [12]	132,549	137,146	129,844	131,182
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,872,592	21,761,948	21,832,564	21,360,214

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net income available to Class A Common Stock per share	$1.01	$0.76	$2.24	$0.76
Impact of adjustments:
Provision for income taxes [1]	0.35	0.30	0.72	2.82
Professional fees [2]	0.01	—	0.03	—
Acquisition and integration related expenses [3]	0.11	0.04	0.39	0.22
Fair market value adjustment for interest rate swap [4]	—	(0.01)	0.01	(0.02)
Stock-based compensation expense [5]	0.04	0.03	0.09	0.07
Engine development [6]	0.05	0.04	0.14	0.17
Adjustment to tax receivable agreement liability [7]	(0.03)	—	(0.03)	(1.38)
Net income attributable to non-controlling interest [8]	0.05	0.05	0.12	0.12
Fully distributed net income per share before income taxes	1.59	1.21	3.71	2.76
Impact of income tax expense on fully distributed income before income taxes [9]	(0.38)	(0.28)	(0.89)	(0.79)
Impact of increased share count [13]	(0.06)	(0.04)	(0.14)	(0.13)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$1.15	$0.89	$2.68	$1.84

Exhibit 99.1

(1)
Provision for income taxes for the nine months ended March 31, 2018 reflects an increase to income tax expense of $47.2 million for the remeasurement of deferred taxes on the enactment date of the Tax Act adopted in December 2017 and deferred tax impact related to the reduction in the tax receivable agreement liability.

(2)
For the three and nine months ended March 31, 2019, represents legal and advisory fees related to our litigation with Skier's Choice, Inc. For the nine months ended March 31, 2018, represents legal and advisory fees related to our litigation with MasterCraft which was settled in May 2017.

(3)
For the three and nine months ended March 31, 2019, represents integration costs and legal and advisory fees incurred in connection with our acquisition of Pursuit on October 15, 2018. For the three and nine months ended March 31, 2018 represents integration costs and legal and advisory fees incurred in connection with our acquisition of Cobalt on July 6, 2017. Integration related expenses for the nine months ended March 31, 2019 include post-acquisition adjustments to cost of goods sold of $0.9 million for the fair value step up of inventory acquired, most of which was sold during the second quarter of fiscal 2019. In addition, for the three and nine months ended March 31, 2019, integration related expenses includes $0.4 million and $0.8 million, respectively, in depreciation and amortization associated with our fair value step up of property, plant and equipment and intangibles acquired in connection with the acquisition of Pursuit. Integration related expenses for the nine months ended March 31, 2018 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal 2018. In addition, for the three and nine months ended March 31, 2018, integration related expenses includes $0.7 million and $2.1 million, respectively, in depreciation and amortization associated with our fair value step up of property, plant and equipment and intangibles acquired in connection with the acquisition of Cobalt.

(4)	Represents the change in the fair value of our interest rate swap entered into on July 1, 2015.
(5)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(6)	Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives.
(7)
For the three and nine months ended March 31, 2019 we recognized other income from an adjustment in our tax receivable agreement liability as a result of a decrease in the estimated tax rate used in computing our future tax obligations and in turn, a decrease in the future tax benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For the nine months ended March 31, 2018, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to pay under our tax receivable agreement with pre-IPO owners.

(8)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(9)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.1% for the three and nine months ended March 31, 2019, 23.2% for the three months ended March 31, 2018, and 28.7% for the nine months ended March 31, 2018, in each case, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for the three and nine months ended March 31, 2019 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit and foreign income taxes attributable to our Australian based subsidiary. The estimated normalized effective tax rate for the three months ended March 31, 2018 is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code , state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary. The estimated normalized effective income tax rate for the nine months ended March 31, 2018 is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code, state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary. The increase in the normalized annual effective income tax rate to 24.1% for the three months ended March 31, 2019 compared to 23.2% for the three months ended March 31, 2018 is primarily the result of estimated effective state taxes as a result of our anticipated state filings following our acquisitions. The decrease in the rate for the nine months ended March 31, 2019 compared to the nine months ended March 31, 2018 is primarily the result of the Tax Act which was effective for periods after January 1, 2018, lowering the corporate tax rate to 21%, as well as an updated blended state rate, which considers the impacts of the Cobalt acquisition and a recent law change in Tennessee.

(10)
The difference in weighted average shares outstanding for the three and nine months ended March 31, 2018 relates to the difference in the weighting of shares outstanding of Class A common stock during this period for the calculation of basic net income per share for our financial statements and basic net income per share for adjusted fully distributed net income.

(11)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(12)
Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.

(13)
Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.